Exhibit 3.3

Prescribed by J. Kenneth Blackwell

Please obtain fee amount and mailing instructions from the Forms

Inventory List (using the 6 digit form F located at the bottom of this form).

To obtain the Forms Inventory List or for assistance, please call Customer Service:

Central Ohio: (614)-466-3910    Toll Free: 1-877-SOS-FILE (1-877-767-3453)

CERTIFICATE OF AMENDMENT

BY SHAREHOLDERS TO ARTICLES OF

GenCorp Wallcovering (USA), Inc.

(Name of Corporation)

(charter number)

Cynthia A. Slack	,	who is the	Secretary
(name)			(title)

of the above named Ohio corporation organized for profit, does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)

☐	A meeting of the shareholders was duly called and held on , at which meeting a quorum the shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise % of the voting power of the corporation

☒	In a writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

RESOLVED That Article First of the Amended Articles of
Incorporation of that Corporation is hereby further
amended in its entirely as follows:

“FIRST. The name of said corporation shall be
OMNOVA Wallcovering (USA), Inc.”

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the corporation, has hereunto
subscribed	her	name on	11-22-99
	(his/her)		(date)

Signature:	/s/ Cynthia A. Slack
Title:	Secretary

Date
Fee

ARTICLES OF INCORPORATION

(Under Chapter 1701 of the Ohio Revised Code)

Profit Corporation

The undersigned, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Ohio Revised Code, do hereby state the following:

FIRST. The name of said corporation shall be
GenCorp Global Commercial Wallcovering, Inc.	.

SECOND. The place in Ohio where its principal office is to be located is

Fairlawn	Summit	County, Ohio
(city, village or township)

THIRD. The purpose(s) for which this corporation is formed is:

to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

FOURTH. The number of shares which the corporation is authorized to have outstanding is: (Please state whether shares are common or preferred, and their par value, if any. Shares will be recorded as common with no par value unless otherwise indicated.)

850 shares of Common Stock, without par value

FOR ADDITIONAL PROVISIONS, SEE ATTACHMENT A ATTACHED HERETO AND INCORPORATED HEREIN

IN WITNESS WHEREOF, we have hereunto subscribed our names, this 28th day of May, 1998

By:	/s/ Suzanne Schulze Taylor	,	Incorporator
Suzanne Schulze Taylor

By:		,	Incorporator

By:		,	Incorporator

Print or type incorporators’ names below their signatures.

INSTRUCTIONS

1. The minimum fee for filing Articles of Incorporation for a profit corporation is $85.00. If Article Fourth indicates more than 850 shares of stock authorized, please see Section 111.16 (A) of the Ohio Revised Code or contact the Secretary of State’s office (614-466-3910) to determine the correct fee.

2. Articles will be returned unless accompanied by an Original Appointment of Statutory Agent. Please see Section 1701.07 of the Ohio Revised Code.

ATTACHMENT A

FIFTH: The Corporation will commence business without any allocation to stated capital.

SIXTH: No holders of any class of shares of the Corporation shall have any pre-emptive right to purchase or have offered to them for purchase any shares or other securities of the Corporation.

SEVENTH: The Corporation may from time to time, pursuant to authorization by the Directors and without action by the shareholders, purchase or otherwise acquire shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Directors shall determine; subject, however, to such limitation or restriction, if any, as is contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question.

EIGHTH: Notwithstanding any provision of the Ohio Revised Code now or hereafter in force requiring for any purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise two-thirds, or any other proportion, of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute or by these Articles, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes.

NINTH: Any and every statute of the State of Ohio hereafter enacted, whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation, shall apply to the Corporation and shall be binding not only upon the Corporation but upon every shareholder of the Corporation to the same extent as if such statute had been in force at the date of filing these Articles of Incorporation of the Corporation in the office of the Secretary of State of Ohio.

Prescribed by Bob Taft, Secretary of State 30 East Broad Street, 14th Floor Columbus, Ohio 43266-0418 Form AGO (August 1992)

ORIGINAL APPOINTMENT OF STATUTORY AGENT

The undersigned, being at least a majority of the incorporators of

  GenCorp Global Commercial Wallcovering, Inc.                                                                                                              , hereby appoint

                                                             (name of corporation)

  CT Corporation System                                                                                                                     to be statutory agent upon whom any

                                                     (name of agent)

process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is:

1300 East 9th Street

(street address)

  Cleveland                                                                                                                                                                 , Ohio         44114

                                                                                   (city)                                                                                                         (zip code)

NOTE: P.O. Box addresses are not acceptable.

/s/ Suzanne Schulze Taylor
Suzanne Schulze Taylor	(Incorporator)

(Incorporator)

(Incorporator)

ACCEPTANCE OF APPOINTMENT

The undersigned,                 CT Corporation System                                                                   , named herein as the statutory agent for

  GenCorp Global Commercial Wallcovering, Inc.                                                                        , hereby acknowledges and accepts the

                                             (name of corporation)

appointment of statutory agent for said corporation.

/s/ Charlotte Renee Cruz
Charlotte Renee Cruz Statutory Secretary

INSTRUCTIONS

1)	Profit and non-profit articles of incorporation must be accompanied by an original appointment of agent. R.C. 1701.07(B), 1702.06(B).

2)	The statutory agent for a corporation may be (a) a natural person who is a resident of Ohio, or (b) an Ohio corporation or a foreign profit corporation licensed in Ohio which has a business address in this state and is explicitly authorized by its articles of Incorporation to act as a statutory agent. R.C. 1701.07(A), 1702.06(A).

3)	An original appointment of agent form must be signed by at least a majority of the incorporators of the corporation. R.C. 1701.07(B), 1702.06(B). These signatures must be the same as the signatures on the articles of incorporation.

•	As of October 8, 1992, R.C. 1701.07(B) will be amended to require acknowledgement and acceptance by the appointed statutory agent.

☐ UNIFORM COMMERCIAL CODE FILING

☑ CORPORATIONS FILING

CORPORATIONS ONLY

☑ Expedite Service	☑ Pick-Up	☐ Mail

CORRESPONDENCE

PLEASE RETURN THE ATTACHED DOCUMENTS TO:

Jones, Day, Reavis and Pogue

FIRM NAME

Heidi Bowman

ATTENTION

41 South High Street Suite 1900

COLUMBUS, OH 43215

ADDRESS

614-469-3904

PHONE

UCC ONLY

☐ MAIL	☐ PICK UP

Return To:

JONES,DAY,REAVIS AND POGUE

ATTN H BOWMAN

41 S HIGH ST STE 1900

COLUMBUS, OH 43215-0000

cut along the dotted line

Secretary of State - Bob Taft

1008609

It is hereby certified that the Secretary of State of Ohio has custody of the business records for GENCORP GLOBAL COMMERCIAL WALLCOVERING, INC. and that said business records show the filing and recording of:

Document(s)	Document No(s):
DOMESTIC ARTICLES/FOR PROFIT	199816900190

United States of America	Witness my hand and the seal of the Secretary
State of Ohio	of State at Columbus, Ohio, This 17th day of
Office of the Secretary of State	June, A.D. 1998

Bob Taft Secretary of State